Exhibit 99.1

NUVERRA ENVIRONMENTAL SOLUTIONS

1-FOR-10 REVERSE STOCK SPLIT EFFECTIVE TODAY

SCOTTSDALE, Ariz. (Dec. 3, 2013) – Nuverra Environmental Solutions (NYSE: NES), a leading provider of full-cycle environmental solutions to energy and industrial end-markets, reminds investors that a previously approved and announced 1-for-10 reverse split of its common stock is effective today at the open of the U.S. markets.

Shares of Nuverra common stock will begin trading on a split-adjusted basis today on the New York Stock Exchange under the symbol NES. The new CUSIP number for the common stock is 67091K203. With the effect of the reverse stock split, every ten (10) shares of common stock outstanding automatically combine into one (1) new share of common stock with no change in par value per share. The number of shares outstanding is reduced from approximately 260 million to 26 million.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of Nuverra common stock will receive a cash payment in lieu of such fractional share.

Holders of shares of common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse split, and will see the impact of the reverse split automatically reflected in their accounts. Beneficial holders may contact their bank, broker or nominee for more information.

For those few shareholders who hold physical stock certificates, the Company’s transfer agent, American Stock Transfer & Trust Company, will send instructions for exchanging those certificates for new certificates representing the post-split number of shares. American Stock Transfer & Trust Company can be reached at 800-937-5449.

About Nuverra Environmental Solutions, Inc.

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers.

Interested parties can access additional information about Nuverra on the Company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of growth, revenues, business activity, adjusted EBITDA and pipeline expansion, and future benefits from UMO cost reductions, statements regarding possible divestitures, timing of such divestitures, acquisitions, financings and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the successful implementation of the reverse stock split; the trading of post-split shares of common stock on NYSE; difficulties encountered in acquiring and integrating businesses; uncertainties in evaluating goodwill and long-lived assets for potential impairment; potential financial impact of litigation; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; low oil and or natural gas prices; changes in customer drilling activities and capital expenditure plans; shifts in production into shale areas in which we currently do not have operations; control of costs and expenses; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://nuverra.com/. As a result of the foregoing considerations and the other limitations of non-GAAP measures described elsewhere herein, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

Contacts:

Brandi Piacente

The Piacente Group, Inc.

212-481-2050

nuverra@tpg-ir.com